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                                                                   Exhibit 23.6



                    [Richard E. Woodhall & Co. Letterhead]




SFX Entertainment, Inc.


Dear Sirs,

CONSENT OF INDEPENDENT AUDITORS
RE: TONY STEPHENS ASSOCIATES LIMITED
AUDIT YEAR TO 30TH APRIL 1998


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated 14th July 1998 included in the Proxy Statement of The Marquee Group, Inc. that is made as part of the Registration Statement (Form S-4) and Prospectus of SFX Entertainment, Inc. dated: 22nd January 1999.



                                             /s/ Richard E. Woodhall & Co.
                                             -----------------------------
                                             Richard E. Woodhall & Co.


                                             22nd January 1999